EXHIBIT 11.1

                    THE CHILDREN'S PLACE RETAIL STORES, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

          CALCULATION OF PRO FORMA BASIC AND DILUTED EARNINGS PER SHARE

                    (In thousands, except for per share data)

                                              For the Fifty-Two Weeks Ended

                                             January               February
                                               31,                   1,
                                              1998                  1997
                                            -----------           --------

Income before extraordinary item.........     $6,984               $30,441
Extraordinary item.......................      1,743                 --
                                              --------             ---------
Net income...............................     $5,241               $30,441
                                              ========             =========
Pro forma basic weighted average
common shares outstanding (1)............     21,821                20,421
                                              ------                ------
Pro forma basic income per common share:
Income before extraordinary item.........      $0.32                 $1.49
Extraordinary item.......................      (0.08)                  --
                                               -----                 ------
Pro forma basic net income per common
  share (1)..............................      $0.24                 $1.49
                                               =====                 =====
Pro forma diluted weighted average common
  shares outstanding (2)..................    24,358                23,804
                                              ------                ------
Pro forma diluted income per common share:
Income before extraordinary item...........    $0.29                 $1.28
Extraordinary item.........................    (0.07)                 --
                                               ------               ------
Pro forma diluted net income per
  common share (2).........................    $0.22                 $1.28
                                               =====                 =====


(1) Pro forma basic income per common share for the fifty-two weeks ended January 31, 1998 was calculated by dividing net income by the pro forma basic weighted average common shares outstanding as if the Stock Split, the Series B Conversion and the Reclassification (as discussed in Note 2-Initial Public Offering), occurred on the first day of fiscal 1997. Pro forma basic net income per common share for the fifty-two weeks ended February 1, 1997 was calculated by dividing net income by the pro forma basic weighted average common shares outstanding as if (i) the Stock Split, the Series B Conversion and the Reclassification, (ii) the 1996 Private Placement of Common Stock (as discussed in Note 3-1996 Private Placement), and (iii) the cancellation of outstanding preferred shares (as discussed in Note 9-Stockholders' Equity), occurred on the first day of fiscal 1996.

(2) Pro forma diluted income per common share for the fifty-two weeks ended January 31, 1998 was calculated by dividing net income by the pro forma diluted weighted average common shares and common share equivalents outstanding as if the Stock Split, the Series B Conversion and the Reclassification occurred on the first day of fiscal 1997. Pro forma diluted net income per common share for the fifty-two week ended February 1, 1997 was calculated by dividing net income by the pro forma diluted weighted average common shares outstanding and common share equivalents as if (i) the Stock Split, Series B Conversion and Reclassification, (ii) the 1996 Private Placement of Common Stock, (iii) the cancellation of the outstanding preferred shares, and (iv) the granting of management options in conjunction with the 1996 Private Placement, occurred on the first day of fiscal 1996. For the fifty-two weeks ended January 31, 1998, common share equivalents included the Noteholder Warrant and Legg Mason Warrant prior to their exercise and management options to purchase common stock under the 1996 Plan and the 1997 Plan using the treasury stock method. For the fifty-two weeks ended February 1, 1997, common share equivalents included the Noteholder Warrant and the Legg Mason Warrant (as discussed in Note 3-1996 Private Placement), and management options to purchase common stock under the 1996 Plan calculated using the treasury stock method. Prior to the Offering, the Offering price was utilized for the treasury stock calculations due to the lack of a public market. Subsequent to the Offering, the average market price was utilized in accordance with FAS No. 128.

                                  EXHIBIT 11.1
                     THE CHILDRENS PLACE RETAIL STORES, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

             CALCULATION OF PRO FORMA BASIC WEIGHTED AVERAGE COMMON
                               SHARES OUTSTANDING

                                                     # of
                                                     Shares                         Weighted
Fifty-two weeks ended January 31, 1998               Outstanding     #of Months     Average
--------------------------------------               --------------  -----------    ---------

Outstanding common stock..............                12,760,800        8           8,507,200
Series B conversion to common stock...                 7,659,889        8           5,106,593
                                                                                   ----------
                                                                                   13,613,793

Outstanding common stock(a)...........                24,622,103        4           8,207,367
                                                                                   -----------
                                                                                   21,821,160
                                                                                   ===========

                                                    # of
                                                    Shares                           Weighted
Fifty-two weeks ended February 1, 1997              Outstanding       #of Months     Average
----------------------------------------           -----------       ----------     ----------------

Outstanding common stock...............             12,760,800           12          12,760,800
Series B conversion to common stock....              7,659,889           12           7,659,889
                                                                                     -----------
                                                                                     20,420,689
                                                                                     ==========

(a) Outstanding stock includes the 12,760,800 outstanding shares prior to the initial public offering, the conversion of 7,659,889 shares of Series B
     Common Stock into Common Stock, the initial public offering of 4,000,000 shares of Common Stock, and 201,414 shares of Common Stock issued upon the exercise of one-third of the Legg Mason Warrant.

                                  EXHIBIT 11.1
                    THE CHILDREN'S PLACE RETAIL STORES, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

            CALCULATION OF PRO FORMA DILUTED WEIGHTED AVERAGE COMMON
                               SHARES OUTSTANDING

                                                        # of Shares                               Weighted
Fifty-two weeks ended January 31, 1998                  Outstanding             # of Months       Average
------------------------------------------              -----------             -----------       -------

Outstanding common stock................                 12,760,800                8              8,507,200
Series B conversion to common stock.....                  7,659,889                8              5,106,593
Legg Mason Warrant (a)..................                    604,240                8                402,827
Noteholder Warrant (b)..................                  1,611,305                8              1,074,203
1996 Management Options (c).............                  1,167,951                8                778,634
                                                          ---------                            --------------
                                                                                                 15,869,457
                                                                                               --------------
Outstanding common stock (g)............                 24,622,103                4              8,207,368
1996 Management Options (i).............                     (i)                   4                280,830
1997 Management Options (e).............                        --                 4                    --
Options issued to a 10% owner (f).......                        --                 4                    --
                                                          ----------                          ----------------
                                                                                                  8,488,198
                                                                                              ----------------
                                                                                                 24,357,655
                                                                                              ================
Options or Warrants outstanding prior to     # of Shares under        Exercise       Initial Public           Common Share
  initial public offering                    Option or Warrant         Price         Offering Price           Equivalents
-----------------------------------------    ------------------       ---------      ---------------          -------------
(a) Legg Mason Warrant..................          747,096              $2.677           $14.00                   604,240
(b) Noteholder Warrant..................        1,992,252               2.677            14.00                 1,611,305
(c) 1996 Management Options.............        1,444,080               2.677            14.00                 1,167,951


Options subsequent to the initial public
offering for the 13 weeks ended               # of Shares under        Exercise         Average               Common Share
November 1, 1997                                  Option                Price         Market Price            Equivalents
-----------------------------------------    ------------------      -----------     -------------            -------------
(d) 1996 Management Options..............       1,444,080              $2.677           $10.84                 1,087,456(i)
(e) 1997 Management Options..............         451,600               14.00            10.84                    (j)
(f) 1997 Options issued to a 10% owner...          99,660               15.40            10.84                    (j)


Options subsequent to the initial public
offering for the 13 weeks ended               # of Shares              Exercise      Average Market            Common Share
January 31, 1998                              under Option              Price            Price                 Equivalents
------------------------------------------    ------------          ------------     ---------------           --------------
(h) 1996 Management Options.............        1,444,080              $2.677            $5.66                  760,835(i)
(e) 1997 Management Options.............          451,600               14.00             5.66                   (j)
(f) 1997 Options issued to a 10% owner..           99,660               15.40             5.66                   (j)

(g) Outstanding stock includes the 12,760,800 outstanding shares prior to the initial offering, the conversion of 7,659,889 shares of Series B Common
    Stock into Common Stock, the initial public offering of 4,000,000 shares of Common Stock, and 201,414 shares of Common Stock issued upon the exercise of one-third of the Legg Mason Warrant.

(i) For the fifty two weeks ended January 31, 1998, the 1996 Management Options have a weighted average value of:

                                                      Treasury Stock        # of               Common Share
                                                       Method               Months             Equivalents
                                                     ----------------      -------            -------------
       (d) 13 weeks ended November 1, 1997            1,087,456               1                 90,621
       (h) 13 weeks ended January 31, 1998              760,835               3                190,209
                                                                                              ----------
                                                                                               280,830
                                                                                              ==========
 (j) The 1997 Management Options and 1997 Management Options issued to a 10% owner are anti-dilutive since the exercise price is greater than the average market price.


                                  EXHIBIT 11.1
                    THE CHILDREN'S PLACE RETAIL STORES, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

            CALCULATION OF PRO FORMA DILUTED WEIGHTED AVERAGE COMMON
                               SHARES OUTSTANDING


                                                     # of Shares                                         Weighted
Fifty-two weeks ended February 1, 1997               Outstanding             # of Months                 Average
-------------------------------------------          -----------             -----------                 --------
Outstanding common stock...................           12,760,800                  12                     12,760,800
Series B conversion to common stock........            7,659,889                  12                      7,659,889
Legg Mason Warrant (a).....................              604,240                  12                        604,240
Noteholder Warrant (b).....................            1,611,305                  12                      1,611,240
1996 Management Options (c)................            1,167,951                  12                      1,167,951
                                                      -----------                                       -------------
                                                                                                         23,804,185
                                                                                                        =============

Option or Warrants outstanding prior to               # of Shares under       Exercise          Initial Public      Common Share
    the initial public offering                       Option of Warrant         Price           Offering Price      Equivalents
------------------------------------------            -----------------       ---------         ---------------     ------------
(a)  Legg Mason Warrant ...............                     747,096            $2.677              $14.00             604,240
(b)  Noteholder Warrant................                   1,992,252             2.677               14.00           1,611,305
(c)  1996 Management Options...........                   1,444,080             2.677               14.00           1,167,951